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May 15, 2007
Attn: Jonathan

SENT VIA TELEFAX 786-513-3708

Dear Jonathan,

Pursuant to mutual agreement, it is agreed that the payment date for the principal and interest due on the loan between Asia Global Holdings Corp and Sabana Investments LLC, presently set for payment on May 15, 2007, shall be extended for a period of ninety (90) days from the date of May 15, 2007.

Yours Sincerely,

/s/ Michael Mak
Michael Mak
President

cc Fletcher Robbe Esq.

Room 1601-1604, 16/F CRE Centre, 889 Cheung Sha Wan Road, Kowloon, Hong Kong
Tel: (852) 2180 8634 Fax: (852) 2180 8622